TERMINATION OF LEASE AGREEMENT – LYNDHURST INVESTMENTS

July 26, 2023

This mutual release / termination agreement by and between Lyndhurst Investments LLC. ("**Landlord**"), and The Beacon Media Group ("**Tenant**"). The parties agree as follows:

Lease agreement was executed on or about March 2, 2021, for the space leased to Tenant 4,765 gross rentable square feet on the 6th Floor, Suite 665 Office Space (the "Premises") located at 1050 Wall Street West, Lyndhurst, New Jersey 07071.

The tenant agrees to pay the Landlord any past due rents or obligations to bring the account current through July 31, 2023 which at signing of this agreement Landlord acknowledged as $0.

In addition, the Tenant will agree to pay $98,185 (Ninety Eight Thousand One Hundred Eighty Five Dollars) in consideration of breaking the lease. The agreed to installment schedule below in four equal payments:

1st August 1, 2023	$24,546.25	2nd October 1, 2023	$24,546.25
3rd January 1, 2024 (final payment date)	$24,546.25	4th February 1, 2024	$24,546.25

Payments may be Wired or sent ACH to:
Lakeland Bank C/O Lyndhurst Investments LLC;
ROUTING# 021205376; ACCOUNT# 616414249

It is agreed, for any payment that is not received within five days after its due date, this agreement will be withdrawn in its entirety, and the Tenant will be responsible for their full exposure on lease $579,270.69

The Tenant hereby acknowledged the acceptance of the agreement and the Landlord does hereby release Tenant from all obligations and duties of lease set forth in the above reference agreement given that the outstanding balance is PAID IN FULL by the agreed schedule shown above. The Tenant also waives the right to reimbursement of security deposit, as well claims, demands and causes of action against landlord, heirs, and legal representatives.

In consideration of the release set forth above, Tenant hereby surrenders all rights to the subject leased premises on August 1, 2023. The Tenant will leave the suite with all furnishings intact, including fixtures, electrical, plumbing, tangible furniture and workstation cubicles. Landlord may conduct an inventory inspection prior to surrender and will orchestrate an exit inspection as part of the termination of lease.

The provisions of this lease termination agreement shall be binding upon and insure to the benefit of both parties, their legal representatives, successors and assigns, as agreed upon by signatures below. This agreement must be notarized by the Tenant.

TENANT:
The Beacon Media Group

Signature ______ Date 8/2/2023

Kathleen Campisano
Name

WITNESS:

Signature ______ Date 8/2/2023

Joan Suazo
Name

State of New Jersey County of Bern
The foregoing instrument was acknowledged before me
on this 2nd day of August, 2023
by Thomas Napolitano,

Notary Public Signature

THOMAS NAPOLITANO
Commission # 50174539
Notary Public, State of New Jersey
My Commission Expires
October 12, 2026

LANDLORD:
Lyndhurst Investments LLC

Signature ______ Date 8/2/23

Anil Bansal
Name